UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report ( Date of earliest event reported ): February 27, 2008

SPANISH BROADCASTING SYSTEM, INC.
( Exact name of registrant as specified in its charter )

Delaware (State or other jurisdiction of incorporation)	000-27823 (Commission File Number)	13-3827791 (IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)		33133 (Zip Code)

(305) 441-6901 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     See disclosure under Item 5.02 of this report, which is incorporated by reference in this Item 1.01.
Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 27, 2008, the Company entered into a consultancy agreement with Jason L. Shrinsky, a member of our Board of Directors. The agreement is dated as of January 31st and effective as of January 1, 2008. The term is for one year ending December 31st and is renewable at our option. Under the terms of the agreement, Mr. Shrinsky will be paid $275,000 over the term of the agreement to advise us with respect to various business matters.
     The foregoing description is qualified in its entirety by reference to the agreement, which is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 5.02.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

10.1	—	Consultancy Agreement by and between Jason L. Shrinsky and the Company dated January 31, 2008 and effective January 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
February 29, 2008	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description
10.1 —	Consultancy Agreement by and between Jason L. Shrinsky and the Company dated January 31, 2008 and effective January 1, 2008.

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